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EXHIBIT 99.5

UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED FINANCIAL DATA

        On May 23, 2002, ValueClick completed the acquisition of Be Free, Inc. pursuant to the Agreement and Plan of Merger, dated as of March 10, 2002, by and among ValueClick, Inc., Bravo Acquisition I Corp. and Be Free, Inc. Under the terms of the merger agreement, Bravo Acquisition I Corp., a wholly-owned subsidiary of ValueClick, was merged with and into Be Free and Be Free survived as a wholly-owned subsidiary of ValueClick.

        Under the terms of the merger agreement, Be Free stockholders received 0.65882 shares of ValueClick common stock for each share of Be Free common stock. ValueClick issued a total of approximately 44.4 million shares of its common stock for all the outstanding stock of Be Free. In addition, ValueClick assumed Be Free options to purchase approximately 4.2 million shares of ValueClick common stock.

        The accompanying unaudited pro forma combined condensed consolidated balance sheet assumes that the merger took place as of March 31, 2002. The unaudited pro forma combined condensed consolidated balance sheet combines the unaudited condensed consolidated balance sheet of ValueClick as of March 31, 2002 and the unaudited condensed consolidated balance sheet of Be Free as of March 31, 2002.

        The unaudited pro forma combined condensed consolidated statement of operations gives effect to the merger with Be Free as if it occurred as of January 1, 2002. The accompanying unaudited pro forma combined condensed consolidated statement of operations for the three-month period ended March 31, 2002 presents ValueClick's unaudited condensed consolidated statement of operations for the three-month period ended March 31, 2002 combined with Be Free's unaudited condensed consolidated statement of operations for the three-month period ended March 31, 2002.

        The unaudited pro forma combined condensed consolidated financial statements have been prepared in accordance with the rules and regulations of the SEC, are provided for illustrative purposes only and are not necessarily indicative of the condensed consolidated results of operations or financial position that actually would have occurred if the merger had been consummated as of the dates indicated, nor are they necessarily indicative of future operating results or financial position. The combined company will focus on the growing Internet advertising solutions market.

        The unaudited pro forma combined condensed consolidated financial statements and accompanying notes should be read in conjunction with the ValueClick historical unaudited condensed consolidated financial statements and notes thereto included in ValueClick's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2002 and the Be Free historical unaudited condensed consolidated financial statements and notes thereto included in Be Free's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2002.

ValueClick, Inc.
Unaudited Pro Forma Combined Condensed Consolidated Balance Sheet
March 31, 2002

	Historical
			Pro Forma Adjustments		Pro Forma Combined
	ValueClick	Be Free
	(In thousands)
Assets
Cash and cash equivalents	$23,969	$32,368	$—		$56,337
Marketable securities	135,996	75,919	—		211,915
Accounts receivable, net	9,203	1,782	—		10,985
Income tax receivable	340	—	—		340
Deferred tax assets	1,394	—	—		1,394
Prepaid expenses and other current assets	989	4,888	—		5,877
Current assets	171,891	114,957	—		286,848
Marketable securities	—	22,798	—		22,798
Property and equipment, net	5,535	11,049	(9,366	)(a)	7,218
Intangible assets, net	8,102	2,326	(1,972	)(a)	8,456
Other assets	1,623	498	—		2,121
Total assets	$187,151	$151,628	$(11,338)		$327,441
Liabilities and stockholders' equity
Accounts payable and accrued expenses	$9,992	$4,210	$4,611	(b)	$18,813
Income taxes payable	5	—	—		5
Deferred revenue	79	1,599	—		1,678
Note payable	266	—	—		266
Capital lease obligation	277	1,864	—		2,141
Current liabilities	10,619	7,673	4,611		22,903
Note payable, less current portion	729	—	—		729
Capital lease obligation, less current portion	42	296	—		338
Other liabilities	33	414	—		447
Minority interest in consolidated subsidiary	11,321	—	—		11,321
Preferred stock	—	—	—		—
Common stock	54	670	(625	)(c)	99
Additional paid-in capital	239,700	380,554	(249,830	)(c)	370,973
			549	(g)
Treasury stock	(4,059)	(1,292)	(2,181	)(c)	(7,532)
Deferred stock compensation	(903)	(1,796)	1,796	(g)	(1,452)
			(549	)(g)
Accumulated deficit	(64,749)	(234,578)	234,578	(c)	(64,749)
Cumulative other comprehensive loss	(5,636)	(313)	313	(c)	(5,636)
Total stockholders' equity	164,407	143,245	(15,949)		291,703
Total liabilities and stockholders' equity	$187,151	$151,628	$(11,338)		$327,441

See Notes to the Unaudited Pro Forma Combined Condensed Consolidated Financial Statements

ValueClick, Inc.
Unaudited Pro Forma Combined Condensed Consolidated Statement of Operations
for the Three-Month Period Ended
March 31, 2002

	Historical
			Pro Forma Adjustments		Pro Forma Combined
	ValueClick	Be Free
	(In thousands, except per share data)
Revenues	$12,356	$5,243	$—		$17,599
Cost of revenues	4,571	—	1,339	(d)	5,910
Gross profit	7,785	5,243	1,339		11,689
Operating expenses:
Network costs	—	986	(986	)(d)	—
Sales and marketing	3,966	2,315	374	(d)	6,655
General and administrative	3,738	957	571(d	)	3,189
			(2,077	)(e)
Research, product development and engineering	2,121	2,139	—		4,260
Client services	—	1,298	(1,298	)(d)	—
Stock-based compensation	550	427	(238	)(g)	739
Amortization of intangible assets	45	634	(454	)(e)	225
Merger-related costs	17	—	—		17
Total operating expenses	10,437	8,756	(4,108)		15,085
Income (loss) from operations	(2,652)	(3,513)	2,769		(3,396)
Interest income, net	1,277	879	—		2,156
Other income	59	—	—		59
Income (loss) before income taxes and minority interests	(1,316)	(2,634)	2,769		(1,181)
Benefit from income taxes	(137)	—	—		(137)
Income (loss) before minority interest	(1,179)	(2,634)	2,769		(1,044)
Minority share of loss in consolidated subsidiary	64	—	—		64
Net income (loss)	$(1,115)	$(2,634)	$2,769		$(980)
Historical ValueClick and Be Free basic and diluted net loss per share	$(0.02)	$(0.04)
Shares used in the calculation of Historical ValueClick and Be Free basic and diluted net loss per common share	53,250	64,700
Pro forma basic and diluted net loss per common share					$(0.01	)(f)
Pro forma shares used to calculate net loss per common share					95,307	(f)

See Notes to the Unaudited Pro Forma Combined Condensed Consolidated Financial Statements

ValueClick, Inc.
Notes to Unaudited Pro Forma Combined Condensed Consolidated Financial Statements

1. Purchase Price

        The total purchase price of Be Free was calculated as follows:

(All figures in thousands, except per share data)
Stock issued—
Shares	44,589
Treasury shares	(1,227)
Net shares	43,361
Fair value per share	$2.83
	122,615
Less: Costs to register and issue shares	(316)	$122,299
Fair value of stock options assumed		4,997
Direct transaction costs		1,961
Total purchase price		129,257
Net book value of assets acquired (less $2,650 of Be Free direct transaction costs)		140,595
Difference		(11,338)
Adjustments to non-current assets
Intangible assets, net		1,972
Property and equipment, net		9,366
Total adjustments to non-current assets		$11,338

        The fair value per share of the stock issued in the merger represents the average market price of ValueClick common stock, as quoted on The Nasdaq National Market for the day immediately prior to the day of, the day of and a day immediately after, the announcement of the acquisition. The fair value of options assumed was estimated using the Black-Scholes option pricing model using the following assumptions: 40% of expected volatility; 2.00% risk free interest rate; 10 year expected term; and a zero dividend yield. The intrinsic value of $549,000 allocable to unvested stock options assumed was reflected as deferred stock compensation.

        The net book value of the assets acquired exceeded the total purchase price. The amounts of the non-current assets written off are presented as if the transaction occurred on March 31, 2002.

2. Pro Forma Adjustments

        The pro forma adjustments to the unaudited pro forma combined condensed consolidated financial statements reflect the following:

(a)
PROPERTY AND EQUIPMENT AND INTANGIBLE ASSETS—The elimination of a portion of the Be Free property and equipment and intangible assets is a result of applying purchase accounting to the transaction considering that the net book value of the assets acquired was in excess of the purchase price. As of March 31, 2002, Be Free performed an impairment assessment of its long-lived assets and determined that no impairment existed based on Be Free's undiscounted cash flows.

(b)
ACCOUNTS PAYABLE AND ACCRUED EXPENSES—To record an accrual for the direct merger-related costs of $2,650 incurred by Be Free and $1,961 incurred by ValueClick.

(c)
STOCKHOLDERS' EQUITY ACCOUNTS—The adjustments to stockholders' equity to reflect the elimination of Be Free stockholders' equity accounts and the issuance of ValueClick common stock.

(d)
COST OF REVENUES, SALES AND MARKETING, GENERAL AND ADMINISTRATIVE, RESEARCH, PRODUCT DEVELOPMENT AND ENGINEERING—To reclassify certain Be Free expenses to conform to ValueClick's financial presentation.

(e)
COST OF SALES, GENERAL AND ADMINISTRATIVE, RESEARCH, PRODUCT DEVELOPMENT AND ENGINEERING, AND AMORTIZATION OF INTANGIBLES AND CHARGE FOR IMPAIRMENT OF ASSETS—The adjustment to depreciation, amortization of intangible assets and charge for impairment of assets reflects the elimination of a significant portion of the Be Free property and equipment and intangible assets as of January 1, 2001, as a result of applying purchase accounting to the transaction considering that the net book value of assets acquired was in excess of the purchase price.

(f)
PRO FORMA BASIC AND DILUTED NET LOSS PER SHARE—Reflects the issuance of approximately 44.4 million shares of ValueClick common stock, excluding shares to be issued upon exercise of options to purchase shares of Be Free common stock assumed in the acquisition and after giving effect to the exchange ratio as contemplated in the merger agreement.

(g)
DEFERRED STOCK COMPENSATION AND STOCK-BASED COMPENSATION—The adjustments reflect the effects of allocating deferred stock compensation for the intrinsic value of Be Free's unvested in-the-money stock options assumed and the related amortization of stock-based compensation related to these options and the elimination of the historical Be Free stock-based compensation.

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  EXHIBIT 99.5
UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED FINANCIAL DATA
ValueClick, Inc. Unaudited Pro Forma Combined Condensed Consolidated Balance Sheet March 31, 2002
ValueClick, Inc. Unaudited Pro Forma Combined Condensed Consolidated Statement of Operations for the Three-Month Period Ended March 31, 2002
ValueClick, Inc. Notes to Unaudited Pro Forma Combined Condensed Consolidated Financial Statements